EXHIBIT 24:  POWER OF ATTORNEY

The undersigned Directors of Paychex, Inc., do hereby constitute and appoint B. Thomas Golisano their true and lawful attorney and agent, to execute the Paychex, Inc., Annual Report on Form 10-K for the fiscal year ended May 31, 2000, for us and in our names as Directors, to comply with the Securities Exchange Act of 1934, and the rules, regulations and requirements of the Securities and Exchange Commission, in connection therewith.




Dated:  August 10, 2000        /s/ Steven D. Brooks
                                -------------------------
                                Steven D. Brooks

Dated:  August 11, 2000         /s/ G. Thomas Clark
                                -------------------------
                                G. Thomas Clark

Dated:  August 10, 2000         /s/ David J. S. Flaschen
                                -------------------------
                                David J. S. Flaschen

Dated:  August 21, 2000         /s/ Phillip Horsley
                                -------------------------
                                Phillip Horsley

Dated:  August 11, 2000         /s/ Grant M. Inman
                                -------------------------
                                Grant M. Inman

Dated:  August 10, 2000         /s/ Harry P. Messina, Jr.
                                -------------------------
                                Harry P. Messina, Jr.

Dated:  August 10, 2000         /s/ J. Robert Sebo
                                -------------------------
                                J. Robert Sebo

Dated:  August 11, 2000         /s/ Joseph M. Tucci
                                -------------------------
                                Joseph M. Tucci